EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ENACTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Citizens First Bancorp, Inc., (the “Company”) on Form 10-Q for the quarter ended March 31, 2004, including Amendment Number 1 on Form 10-Q/A, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marshall J. Campbell, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as enacted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Marshall J. Campbell

Marshall J. Campbell
Chief Executive Officer
May 19, 2004